EXHIBIT 10.25

FUNCTIONAL MANAGEMENT TEAM
EMPLOYMENT AGREEMENT

THIS AGREEMENT  is made between  EXTENDED SYSTEMS INCORPORATED (ESI)  and
 Scott Ritchie (EMPLOYEE)  for the employment of  EMPLOYEE  by  ESI.

IT IS AGREED BETWEEN THE PARTIES:
  EMPLOYMENT: ESI hereby hires EMPLOYEE and EMPLOYEE accepts employment with ESI as VP of Operations.

  TERMS OF EMPLOYMENT: This Agreement shall commence the 16th day of October  , 2000 and shall continue until terminated by either party pursuant to paragraph five.

  COMPENSATION: The EMPLOYEE shall receive as compensation for his/her services the amount of $13,440 per month plus all employee benefits as set forth in the current issue of the Extended Systems Employee Handbook.

  DUTIES OF EMPLOYEE: EMPLOYEE shall have the duties and authority as set forth in the job description.

  ROLLING SIX (6) MONTH CONTRACT: This contract is a continuous, rolling six (6) month agreement entitling employee to six (6) months termination pay, at employees current salary, if terminated without cause or without six (6) months written notice. In the event EMPLOYEE is removed from the Functional Management Team (FMT) into another position within ESI, the six month notice period to terminate this contract will automatically begin on the date EMPLOYEE ceases to be a member of the Functional Management Team.

  VACATION: EMPLOYEE shall accumulate paid vacation as set forth in Extended Systems Time-Off Policy.

  TRAVEL EXPENSES: EMPLOYEE shall be reimbursed for all authorized travel and lodging expenses.

  FRINGE BENEFITS: Fringe benefits shall be provided by ESI as set forth in the Extended Systems Employee Handbook, which is located on the HR Intranet. I understand that I am responsible for familiarizing myself with the contents of the handbook. I understand that the contents in the Employee Handbook are subject to change at Extended Systems' discretion and do not create any contractual commitments by the Company.. SR (Employee Initials)

  DRUG AND ALCOHOL POLICY: EMPLOYEE agrees to abide by the terms of the Extended Systems Drug and Alcohol Policy. Receipt of Drug and Alcohol Policy is hereby acknowledged. SR (Employee Initials).

  NON-DISCLOSURE AGREEMENT: EMPLOYEE agrees to abide by the terms of the Extended Systems Non-Disclosure Agreement.

DATED this 16th day of October , 2000.

/s/ Scott Ritchie
_________________________________
Functional Management Team Employee

/s/ Debbie Kaylor
_________________________________
Extended Systems